As Filed With the Securities and Exchange Commission, via the EDGAR system, on
                               March 13, 1996
                                        Registration No. 33-______

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 -----------

                                ADVANTA CORP.
        -------------------------------------------------------------
             (Exact name of issuer as specified in its charter)

          Delaware                               23-1462070
     ----------------------------       ------------------------------------
      (State of Incorporation)          (I.R.S. Employer Identification No.)

     Five Horsham Business Center, 300 Welsh Road, Horsham, PA    19044
     ----------------------------------------------------------   -----
          (Address of Principal Executive Offices)                (Zip Code)

                                ADVANTA CORP.
                                -------------
                            EMPLOYEE SAVINGS PLAN
                            ---------------------
                          (Full title of the Plan)

                          Gene S. Schneyer, Esquire
                                Advanta Corp.
                        Five Horsham Business Center
                     300 Welsh Road. Horsham,  PA  19044

                               (215) 657-4000
--------------------------------------------------------------------------------
          (Name, address and telephone number, including area code,
                            of agent for service)

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
 Title of Securities to be    Amount to be             Proposed Maximum           Proposed Maximum         Amount of
 Registered                   Registered(1)            Offering Price Per         Aggregate Offering       Registration Fee
                                                       Share (2)                  Price (2)

-----------------------------------------------------------------------------------------------------------------------------
 Class B
 Common Stock,
 $.01 par value.....           300,000                 $43.875                    $13,162,500              $4,539
-----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Determined in accordance with Rule 457(h) solely for the purpose of calculating the Registration Fee, based upon the average of the high and low prices of the Class B Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System on March 11, 1996.

          EXCEPT AS AMENDED AND SUPERSEDED HEREBY, THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT NO. 33-47308, FILED APRIL 21, 1992, AND
       REGISTRATION STATEMENT NO. 33-50209, FILED SEPTEMBER 9, 1993, ARE
                       INCORPORATED HEREIN BY REFERENCE.

          PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

     4.1. Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 33-53475), as amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant's 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated August 15, 1995, filed the same date).

     4.2. By-Laws of Registrant, as amended (incorporated by reference to Exhibit 3.ii to the Registrant's Current Report on Form 8-K dated December 22, 1994, filed on the same date).

     5.     Opinion of Gene S. Schneyer, Esquire (filed herewith).

     15.    Not applicable.

     23.1.  Consent of Arthur Andersen LLP (filed herewith).

     23.2. Consent of Gene S. Schneyer, Vice President, Secretary and General Counsel (included in Exhibit 5).

     24.    Powers of Attorney (included on signature page).

     27.    Not applicable.

     28.    Not applicable.

     99.    Not Applicable.

     The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and that it has made or will make all changes required by the IRS in order to qualify the Advanta Corp. Employee Savings Plan under ERISA.


                                    EXPERTS

     The consolidated financial statements and schedules incorporated by reference in this Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham Township, Montgomery County, Commonwealth of Pennsylvania, on March 12, 1996.

                           Advanta Corp.


                           By: /s/ Richard A. Greenawalt
                               -------------------------------------------
                                Richard A. Greenawalt, President, Chief
                                Operating Officer and Director

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint Dennis Alter, Richard Greenawalt, Alex W. Hart, John J. Calamari, David D. Wesselink and Gene S. Schneyer, or any of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on the 12th day of March, 1996.

Name                              Title
-----                             -----

/s/ Dennis Alter                  Chairman of the Board
----------------------------
Dennis Alter


/s/ Alex W. Hart                  Executive Vice Chairman, Chief
----------------------------      Executive Officer and Director
Alex W. Hart


/s/ Richard A. Greenawalt         President, Chief Operating
----------------------------      Officer and Director
Richard A. Greenawalt


/s/ William A. Rosoff             Vice Chairman and Director
----------------------------
William A. Rosoff


/s/ David D. Wesselink            Senior Vice President and
----------------------------      Chief Financial Officer
David D. Wesselink

Name                              Title
-----                             -----

/s/ John J. Calamari              Vice President, Finance and
----------------------------      Chief Accounting Officer
John J. Calamari


/s/ Arthur P. Bellis              Director
----------------------------
Arthur P. Bellis


/s/ Max Botel                     Director
----------------------------
Max Botel


/s/ Richard J. Braemer            Director
----------------------------
Richard J. Braemer


/s/ Anthony P. Brenner            Director
----------------------------
Anthony P. Brenner


/s/ William C. Dunkelberg         Director
----------------------------
William C. Dunkelberg


/s/ Robert C. Hall                Director
----------------------------
Robert C. Hall


/s/ Warren Kantor                 Director
----------------------------
Warren Kantor


/s/ James E. Ksansnak             Director
----------------------------
James E. Ksansnak


/s/ Ronald J. Naples              Director
----------------------------
Ronald J. Naples


/s/ Phillip A. Turberg            Director
----------------------------
Phillip A. Turberg

                                 EXHIBIT INDEX

Item

4.1. Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 33-53475), as amended by the Certificate of Designations, references, Rights and Limitations of the Registrant's 6 3/4% Convertible Class B referred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated August 15, 1995, filed the same date).

4.2. By-Laws of Registrant, as amended (incorporated by reference to Exhibit 3.ii to the Registrant's Current Report on Form 8-K dated December 22, 1994, filed on the same date).

5.     Opinion of Gene S. Schneyer, Esquire (filed herewith).

15.    Not applicable.

23.1.  Consent of Arthur Andersen LLP (filed herewith).

23.2. Consent of Gene S. Schneyer, Vice President, Secretary and General Counsel (included in Exhibit 5).

24.    Powers of Attorney (included on signature page).

27.    Not applicable.

28.    Not applicable.

99.    Not applicable.